AMENDED ARTICLES OF INCORPORATION

of
THE DAYTON POWER AND LIGHT COMPANY

FIRST:    The name of the Company is The Dayton Power and Light Company.
SECOND:    The place in the State of Ohio where its principal office is located is the City of Dayton, Montgomery County.
THIRD:    The purposes of the Company are as follows:
A.    To manufacture, generate, develop, create and produce from any source and by any means, and to purchase or otherwise acquire, use, transmit, distribute, transport, sell, lease as lessor or as lessee, otherwise dispose of, grant licenses with respect to, furnish any kind of service by means of and engage in research with respect to, any kind or form of electricity, energy, radiation, refrigeration, steam, water, fuel, artificial gas and natural gas for light, heat, power or such other purposes for which any or all of the foregoing can be used, and to do any and all things and transact any and all business necessary, expedient or incidental thereto;
B.    To purchase, otherwise acquire, hold, use, improve, develop, build, manufacture, repair, sell, exchange, encumber, lease as lessor or as lessee, otherwise dispose of, grant licenses with respect to, furnish any kind of service by means of and engage in research with respect to, any kind or form of tangible and intangible personal property and any kind or form of real estate, interests therein, buildings, plants, facilities and structures, and to do any and all things and transact any and all business necessary, expedient or incidental thereto; and
C.    To engage in any lawful act or activity for which corporations may be formed under Section 1701.0l to 1701.98, inclusive, of the Ohio Revised Code.
FOURTH:    The maximum number of shares which the Company is authorized to have outstanding is 58,000,000 shares, of which 4,000,000 shares of the par value of $100 each and of the aggregate par value of $400,000,000 are Preferred Stock (said 4,000,000 shares being hereinafter called “Preferred Stock ($100 Par Value)”), 4,000,000 shares of the par value of $25 each and of the aggregate par value of $100,000,000 are Preferred Stock (said 4,000,000 shares being hereinafter called “Preferred Stock ($25 Par Value)”) and 50,000,000 shares with a par value of $.01 per share are Common Stock (said 50,000,000 shares being hereinafter called “Common Stock”). The Preferred Stock ($100 Par Value) and the Preferred Stock ($25 Par Value) shall rank pari passu as and to the extent hereinafter provided and are hereinafter collectively called the “Preferred Stock”.

The classes of Preferred Stock ($100 Par Value), Preferred Stock ($25 Par Value) and Common Stock shall have the following respective express terms:

I.    Except as otherwise provided by this Article or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock of either class thereof, the Preferred Stock of such class may be issued at any time or from time to time in any amount, not exceeding in the aggregate, including all shares of any and all series of such class theretofore issued, the total number of shares of Preferred Stock of such class hereinabove authorized, as Preferred Stock of one or more series of such class, as hereinafter provided, and for such lawful consideration as shall be fixed from time to time by the Board of Directors. All shares of any one series of Preferred Stock of such class shall be alike in every particular, each series thereof shall be distinctively designated by letter or descriptive words, and all series of each class of Preferred Stock shall rank equally with, and be identical in all respects to all other series of such class, except as permitted by the provisions of the next following CLAUSE II of this Article.
II.    Authority is hereby expressly granted to the Board of Directors from time to time to adopt amendments to these Articles providing for the issue in one or more series of any unissued or treasury shares of the Preferred Stock of either class thereof, and to fix, by the amendment creating each such series of the Preferred Stock:
(a)    The designation and number of shares of such series;
(b)    The dividend rate of such series and the date from which dividends are cumulative;
(c) The price or prices at which shares of such series may be redeemed, provided that such price shall be, in the case of Preferred Stock ($100 Par Value), not less than One Hundred Dollars ($100) per share and not more than One Hundred Fifteen Dollars ($115) per share, or, in the case of Preferred Stock ($25 Par Value), not less than Twenty-Five Dollars ($25) per share and not more than Twenty-Eight Dollars and Seventy-Five Cents ($28.75) per share, plus, in all cases, an amount equal to all accrued dividends thereon to the date fixed for redemption;
(d)    The amount of the sinking fund, if any, to be applied to the purchase or redemption of shares of such series and the manner of its application;
(e)    The preference of the shares of such series of Preferred Stock to be paid out of the assets of the Company, whether from capital, surplus or earnings, in the event of any voluntary liquidation, dissolution, or winding up of the Company, provided that such preference shall be an amount, in the case of Preferred Stock ($100 Par Value), not less than One Hundred Dollars ($100) per share and not more than One Hundred Fifteen Dollars ($115) per share, or, in the case of Preferred Stock ($25 Par Value), not less than Twenty-Five Dollars ($25) per share and not more than Twenty-Eight Dollars and Seventy-Five Cents ($28.75) per share, plus, in all cases, an amount equal to all dividends accrued or in arrears;
(f)    Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the Company, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made; and
(g)    Whether or not the issue of any additional shares of such series or any other class or series shall be subject to any restrictions and, if so, the nature of such restrictions.
III.    Before any dividends shall be declared or paid upon or set apart for, or distribution made on, the Common Stock or any other class of stock ranking junior to the Preferred Stock and before any sum shall be paid or set apart for the purchase or redemption of Preferred Stock of any series or for the purchase of the Common Stock or any other class of stock ranking junior to the Preferred Stock, the holders of Preferred Stock of each series shall be entitled to receive, if and when declared by the Board of Directors, dividends at the annual rate fixed for such series in accordance with the provisions of this Article, and no more, from the date from which dividends on shares of such series are cumulative, fixed in accordance with the provisions of this Article, payable quarterly on the first days of March, June, September and December of each year; and such dividends shall be cumulative so that if for any dividend period or periods dividends on the outstanding Preferred Stock of any series, at the rates fixed for such series, shall not have been paid, such dividends shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid upon or set apart for, or any distribution made on, the Common Stock or any other class of stock ranking junior to the Preferred Stock and before any sum shall be paid or set apart for the purchase or redemption of Preferred Stock of any series or for the purchase of Common Stock or any other class of stock ranking junior to the Preferred Stock, provided that any moneys theretofore set aside for any sinking fund provided for the Preferred Stock of any series in accordance with the provisions of this Article may be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund. Deferred dividends shall not bear interest. Dividends on all Preferred Stock of the same series shall be cumulative from the same date and in the event of the issue of additional Preferred Stock of any series all dividends paid on Preferred Stock of such series on the date of or on a date prior to the issue of such additional Preferred Stock and all dividends declared and payable to holders of record of Preferred Stock of such series on a date prior to such additional issue shall be deemed to have been paid on the additional stock so issued. If at any time Preferred Stock of more than one series shall be outstanding, any dividends declared upon the Preferred Stock in an amount less than the full amount payable on all Preferred Stock outstanding shall be declared pro rata so that the amounts of dividends declared on each share of the Preferred Stock of different series shall in all cases bear to each other the same proportions that the respective dividend rates of such respective series bear to each other.
After full cumulative dividends as aforesaid upon the Preferred Stock of all series then outstanding shall have been paid for all past dividend periods, and after or concurrently with making payment of or provision for full dividends on the Preferred Stock of all series then outstanding for the current dividend period, and before any sum or sums shall be set aside for, or applied to, the purchase of Common Stock or any other class of stock ranking junior to the Preferred Stock and before any dividend shall be paid or declared or any other distribution ordered or made upon the Common Stock or any other class of stock ranking junior to the Preferred Stock, the Company shall set aside as a sinking fund, when and as required, out of any funds legally available for that purpose, in respect of each series of Preferred Stock any shares of which shall at the time be outstanding and in respect of which a sinking fund for the purchase or redemption thereof has been provided for in accordance with the provisions of this Article, the sum or sums required by the terms of such sinking fund to be applied in the manner specified therein.
Preferred Stock of any series purchased or redeemed by the use of sinking fund moneys or purchased or redeemed otherwise than by the use of sinking fund moneys and applied by the Company as a credit against sinking fund payments, shall be retired and shall not be reissued.
After full cumulative dividends as aforesaid upon the Preferred Stock of all series then outstanding shall have been paid for all past dividend periods, and after or concurrently with making payment of or provision for full dividends on the Preferred Stock of all series then outstanding for the current dividend period, and after the Company shall have complied with the provisions of the foregoing paragraphs of this CLAUSE III in respect of any and all amounts then or theretofore required to be set aside or applied in respect of any sinking fund mentioned in said paragraphs, then and not otherwise dividends may be declared upon the Common Stock at such rate as the Board of Directors may determine and no holders of shares of any series of the Preferred Stock, as such, shall be entitled to share therein.
IV.    In the event of any liquidation or dissolution or winding up of the Company the holders of the Preferred Stock of each series shall be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, if such liquidation, dissolution or winding up be involuntary, an amount per share equal to the par value of such Preferred Stock plus an amount equal to all dividends accrued or in arrears, or, if such liquidation, dissolution or winding up be voluntary, an amount per share determined as provided in this Article, before any distribution of the assets shall be made to the holders of the Common Stock or any other class of stock ranking junior to the Preferred Stock.    If upon any liquidation or dissolution or winding up of the Company the amounts payable on or with respect to the Preferred Stock of all series are not paid in full, the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets in proportion to the respective amounts payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Preferred Stock of all series were paid in full. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of the Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Company.
V.    Upon not less than thirty or more than sixty days previous notice given by mail to record holders of Preferred Stock to be redeemed at their respective addresses as they appear on the books of the Company and by publication in a newspaper of general circulation in the City of Dayton, Ohio, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, the Company, at its election, by action of its Board of Directors may redeem the whole of the Preferred Stock or either class thereof or any series thereof or any part of any series thereof by lot or pro rata, at any time or from time to time and at the prices fixed for the redemption of such shares in accordance with the provisions of this Article (the price so fixed for any series plus an amount equal to accrued dividends thereon to the date fixed for redemption being herein called the redemption price of such series). If the Company shall determine to redeem by lot less than all the shares of any series of Preferred Stock, the selection by lot of the shares of such series so to be redeemed shall be conducted by an independent bank or trust company. From and after the date fixed in such notice as the date of redemption, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the redemption price pursuant to such notice, or, if the Company shall so elect, from and after a date, which shall be prior to the date fixed as the date of redemption, on which the Company shall provide moneys for the payment of the redemption price by depositing the amount thereof in trust for the account of the holders of the Preferred Stock called for redemption with a bank or trust company doing business in the Borough of Manhattan, in the City and State of New York, or in the City of Dayton, Ohio, and having capital and surplus of at least $5,000,000, pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price upon presentation and surrender of the respective certificates for the Preferred Stock called for redemption, shall cease and determine.    The Company may, from time to time, purchase the whole of the Preferred Stock or either class thereof or any series thereof, or any part of any series thereof, upon the best terms reasonably obtainable, but in no event at a price greater than the redemption price in effect at the date of such purchase of the shares so purchased. Such redemption or purchase may, however, be effected only if full cumulative dividends upon all shares of Preferred Stock of all series then outstanding and not then to be redeemed or purchased shall have been declared and payment provided for. Preferred Stock of any series redeemed or purchased may in the discretion of the Board of Directors be reissued, at any time or from time to time, as stock of the same or of a different series, or may be cancelled and not reissued, except that any such redeemed or purchased Preferred Stock which shall be applied by the Company as a credit against sinking fund payments shall be retired and shall not be reissued.
VI.    So long as any shares of the Preferred Stock of any series shall be outstanding, the Company shall not, without the consent, given in writing or given by resolution adopted at a meeting duly called for that purpose, of the holders of record of at least two-thirds of the total voting power of the Preferred Stock of all series then outstanding, regardless of class or series:
(1)    Increase the authorized number of shares of either class of the Preferred Stock, or create or authorize any class of stock ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or to the distribution of assets upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, or create or authorize any obligation or security convertible into shares of any such class of stock; or
(2)    Sell all or substantially all its assets, or sell all or substantially all its electric properties; or
(3)    Consolidate or merge with or into any other corporation or corporations; provided, however, that the provisions of this subdivision (3) shall not apply to (i) the purchase or other acquisition by the Company of the franchises or assets of another corporation; or (ii) any transaction which does not involve a consolidation or merger under the laws of the State of Ohio; or (iii) a merger or consolidation pursuant to which (a) outstanding shares of the Preferred Stock of each series shall continue to be outstanding with no alteration or change in the express terms or provisions thereof in any respect substantially prejudicial to the holders thereof, or if the Company shall not be the surviving corporation, outstanding shares of the Preferred Stock shall be converted into, or be exchangeable for, a like number of shares of preferred stock of the surviving corporation, which preferred stock shall have substantially the same express terms and provisions as the Preferred Stock so converted or exchanged, (b) the authorized aggregate par value of Preferred Stock shall not be increased or, if the Company is not the surviving corporation, the authorized aggregate par value of preferred stock into or for which the Preferred Stock shall be converted or ex-changed shall not exceed the authorized aggregate par value of Preferred Stock, and (c) no new class of stock having priority over, or being on a parity with, the Preferred Stock as to dividends or assets shall be outstanding or created, or if the Company shall not be the surviving corporation no new class of stock having priority over, or being on a parity with, the preferred stock into or for which the Preferred Stock shall be converted or exchanged, as to dividends or assets, shall be outstanding or created.
(4) For purposes of the foregoing, the voting power of each share of Preferred Stock ($100 Par Value) shall be deemed to be four times the voting power of each share of Preferred Stock ($25 Par Value).
The Company shall not amend, alter, change, or repeal any of the express terms and provisions of the Preferred Stock or of either class thereof in any manner substantially prejudicial to the holders of shares of all series of Preferred Stock or of shares of all series of such class thereof without the consent given in writing or given by resolution adopted at a meeting duly called for that purpose, of the holders of record of at least two-thirds of the total number of shares of each class of Preferred Stock affected, voting as a class and regardless of series.
The Company shall not amend, alter, change, or repeal any of the express terms and provisions of any outstanding series of the Preferred Stock in any manner substantially prejudicial to the holders of shares of one or more, but less than all, series without the consent, given in writing or given by resolution adopted at a meeting duly called for that purpose, of the holders of record of at least two-thirds of the total number of shares of each series affected.
VII.    Except as otherwise required by law, by the preceding CLAUSE VI, and by the following provisions of this CLAUSE VII, the holders of shares of Preferred Stock, as such holders, shall not have any right to vote in the election of directors or for any other purpose, and shall not be entitled to notice of any meeting of stockholders. If at any time cumulative dividends upon the outstanding Preferred Stock shall be in arrears in an aggregate amount equivalent to four full quarterly dividends or more, a default in preferred dividends, for the purposes of this CLAUSE VII, shall be deemed to have occurred; and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, full cumulative dividends upon all the outstanding Preferred Stock to the end of the then current dividend period shall have been paid or declared and set apart for payment. If and whenever a default in preferred dividends shall exist, the holders of the outstanding Preferred Stock, voting separately regardless of class or series, shall have the right, at the next annual meeting of stock holders of the Company for the election of Directors (unless at the time of such meeting such default in preferred dividends shall no longer exist) and at each such meeting thereafter during the existence of such default in preferred dividends, to elect the largest number of Directors which shall not exceed one-third of the members of the Board of Directors of the Company as then constituted, or, if such number shall be less than two, then to elect two Directors. If a default in preferred dividends shall exist and an annual meeting of stockholders for the election of Directors shall for any reason not be held, then a special meeting of stockholders for the purpose of electing Directors shall be called by the Secretary of the Company upon written request of, or may be called by, the holders of record of at least 10% of the shares of Preferred Stock at the time outstanding (in calculating which percentage, each share of Preferred Stock ($100 Par Value) shall be deemed to be four shares of Preferred Stock and each share of Preferred Stock ($25 Par Value) shall be deemed to be one share of Preferred Stock), and notice thereof shall be given in the same manner as that required for the annual meeting of stockholders. The holders of the Preferred Stock present in person or by proxy at any annual or special meeting for the purpose of electing Directors as aforesaid shall constitute a quorum for the election of Directors by such holders. Any Director elected by the holders of the Preferred Stock pursuant to the aforesaid right shall continue to serve as such Director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term the default in preferred dividends which permitted his election by the holders of the Preferred Stock shall cease to exist; and, during such term, he may be removed only by the holders of at least a majority of the outstanding shares of Preferred Stock, voting separately regardless of class or series, at a meeting of the holders of the Preferred Stock, called for the purpose. At the same meeting at which any such removal shall be voted, the holders of the outstanding Preferred Stock, voting separately regardless of class or series, may fill the vacancy caused by such removal, unless at the time no default in preferred dividends shall exist. Except as hereinbefore provided, if, prior to the end of the term of any Director elected by the holders of the Preferred Stock pursuant to this CLAUSE VII a vacancy in the office of such Director shall occur by reason of the death, resignation, removal or disqualification of such Director, or any other cause, such vacancy shall be filled for the unexpired term by the remaining Directors elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or by the remaining Director so elected if there be but one, or by the holders of the outstanding Preferred Stock at a meeting thereof, voting separately regardless of class or series, unless at the time no default in preferred dividends shall exist. Except as herein otherwise expressly provided and except when some mandatory provision of law shall be controlling, whenever shares of two or more series of the Preferred Stock shall be outstanding, no particular class or series of the Preferred Stock shall be entitled to vote as a separate class or series on any matter and all shares of the Preferred Stock shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of the Company by classes may now or hereafter be required.
Whenever the holders of Preferred Stock shall have voting rights under this CLAUSE VII, each outstanding share of Preferred Stock ($100 Par Value) shall entitle the holder thereof to four votes and each outstanding share of Preferred Stock ($25 Par Value) shall entitle the holder thereof to one vote.
VIII.    The holders of the Preferred Stock shall have no right whatever to subscribe for or purchase or receive any part of any new or additional issue of stock of any class or securities convertible into stock of any class whether now or hereafter authorized and whether issued for cash, property or by way of dividends. The holders of Common Stock shall not be entitled to subscribe for or purchase or receive any part of any new or additional issue of, or any warrant or option for the purchase of, stock of any class or securities convertible into stock of any class whether now or hereafter authorized and whether issued for cash, property or by way of dividends, except as authorized by the Board of Directors.
IX.    The term “accrued dividends”, whenever used herein with respect to the Preferred Stock of any series, shall be deemed to mean that amount which would have been paid as dividends on the Preferred Stock of such series to date had full dividends been paid thereon from the date of cumulation of such series at the annual rate fixed for such series in accordance with the provisions of this Article, less, in each case, the amount of all dividends paid upon the shares of such series and the dividends deemed to have been paid as provided in CLAUSE III hereof.
X.    The Company shall not, so long as any shares of Preferred Stock shall be outstanding, declare any dividends on any of its Common Stock, except dividends payable in shares of Common Stock of the Company, or purchase any shares of its Common Stock, or make any distribution of cash or property among its Common Stockholders, by the reduction of its capital stock or otherwise, unless, after giving effect to such dividend, purchase or distribution, the aggregate of all such dividends and all amounts applied to such purchases or so distributed subsequent to December 31, 1946, shall not exceed the net income of the Company available for dividends on its Common Stock subsequent to December 31, 1946, plus $1,200,000.
For the purpose of this CLAUSE X:
(a)    “Common Stock” shall be deemed to include any stock of any class of the Company other than stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.
(b)    “Net income of the Company available for dividends on its Common Stock” shall mean the gross earnings of the Company less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance, provision for retirements, depreciation or obsolescence, and dividends paid or accrued on all stock of the Company ranking prior to the Common Stock as to dividends or assets, and otherwise determined in accordance with sound accounting practice; provided, however, that in determining the net income of the Company available for dividends on its Common Stock for the purposes of this CLAUSE X no deduction or adjustment shall be made for or in respect of (i) expenses or other charges or credits in connection with the issue and sale of any securities issued by the Company; (ii) expenses or other charges or credits in connection with the redemption or retirement of any securities issued by the Company (including securities of the Company outstanding on December 31, 1946), including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired and, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (iii) any tax charges or credits in connection with the matters referred to in (i) and (ii) above; (iv) profits or losses from sales or abandonment of property or other capital assets, or taxes on or in respect of any such profits; or (v) any earned surplus adjustment (including tax adjustments) applicable to any period prior to December 31, 1946.
XI.    It is hereby provided that, notwithstanding any provision of the General Corporation Law of Ohio requiring for any purpose or for any action the vote of a designated proportion of the voting power of a corporation, or of any class or classes of the shares thereof, such action may be taken by the vote of the holders of record of a majority of the shares of the Company having voting power and, if action is to be taken upon any matter for which said Law requires a vote of a particular class or classes of shares, by the vote of the holders of record of a majority of the shares of such class or classes, except as otherwise specifically provided in this Article.
XII.The shares of Common Stock may be issued at any time, or from time to time, for such amount of consideration as may be fixed by the Board of Directors in accordance with the then applicable provisions of the General Corporation Law of Ohio.
XIII.    Of the authorized shares of Preferred Stock ($100 Par Value), 93,280 shares are designated as a series called “Preferred Stock, 3.75% Series A, Cumulative” (hereinafter called Series A Stock), and 69,398 shares are designated as a series called “Preferred Stock, 3.75% Series B, Cumulative” (hereinafter called Series B Stock). The shares of Series A Stock and Series B Stock shall have the express terms and provisions of the Preferred Stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (4) of this CLAUSE XIII:
(1)    The annual dividend rate of the Series A Stock shall be 3.75% of the par value thereof.    The annual dividend rate of the Series B Stock shall be 3.75% of the par value thereof.
(2)    Dividends on Series A Stock and Series B Stock shall be cumulative from June 1, 1947.
(3)    The redemption prices of Series A Stock shall be $104.50 per share if redeemed on or before June 1, 1952, $103.50 per share if redeemed thereafter and on or before June 1, 1957, and $102.50 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption.
The redemption prices of Series B Stock shall be $105 per share if redeemed on or before June 1, 1952, $104 per share if redeemed thereafter and on or before June 1, 1957, and $103 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption.
(4)    In the event of any voluntary liquidation, dissolution or winding up of the Company, Series A Stock and Series B Stock shall be entitled to amounts equal to the respective redemption prices for such series then in effect as set forth in subparagraph (3) hereof, plus an amount equal to all accrued dividends.
XIV.    Of the authorized shares of the Preferred Stock ($100 Par Value), 65,830 shares are designated as a series called “Preferred stock, 3.90% Series C, Cumulative” (hereafter called Series C Stock). The shares of Series C Stock shall have the express terms and provisions of the Preferred Stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (4) of this CLAUSE XIV:
(1)    The annual dividend rate of the Series C Stock shall be 3.90% of the par value thereof,
(2)    Dividends on Series C Stock shall be cumulative from June 1, 1950.
(3)    The redemption prices of Series C Stock shall be $103 per share if redeemed on or before June 1, 1955, $102 per share if redeemed thereafter and on or before June 1, 1960, and $101 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption.
(4)    In the event of any voluntary liquidation, dissolution or winding up of the company, Series C Stock shall be entitled to an amount equal to the redemption price then in effect as set forth in subparagraph (3) hereof, plus an amount equal to all accrued dividends.
XV.    Of the authorized shares of the Preferred Stock ($100 Par Value), 150,000 shares are designated as a series called “Preferred Stock, 7.48% Series D, Cumulative” (hereinafter called Series D Stock). The shares of Series D Stock shall have the express terms and provisions of the Preferred stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (4) of this CLAUSE XV:
(1)    The annual dividend rate of the Series D Stock shall be 7.48% of the par value thereof.
(2)    Dividends on Series D Stock shall be cumulative from April 8, 1969.
(3)    The redemption prices of Series D Stock shall be $108.835 per share if redeemed on or before April 30, 1974, $106.965 per share if redeemed thereafter and on or before April 30, 1979, $105.095 per share if redeemed thereafter and on or before April 30, 1984, and $103.225 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption; provided, however, that Series D Stock is not redeemable prior to May 1, 1974, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness or the issuance of preferred stock ranking prior to or being on a parity with Series D Stock as to dividends or on any liquidation or dissolution or winding up of the Company, if the interest on such indebtedness or the dividends on such preferred stock result in an effective yield, based on the initial offering price thereof, of less than 7.38% per annum.
(4)    In the event of any voluntary liquidation, dissolution or winding up of the Company, Series D Stock shall be entitled to an amount equal to the redemption price then in effect as set forth in subparagraph (3) hereof, plus an amount equal to all accrued dividends.
XVI. Of the authorized shares of the Preferred Stock ($100 Par Value), 200,000 shares are designated as a series called “Preferred Stock, 7.70% Series E, Cumulative” (hereinafter called Series E Stock). The shares of Series E Stock shall have the express terms and provisions of the Preferred Stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (4) of this CLAUSE XVI:
(1)    The annual dividend rate of the Series E Stock shall by 7.70% of the par value thereof.
(2)    Dividends on Series E Stock shall be cumulative from March 23, 1971.
(3)    The redemption prices of Series E Stock shall be $108.00 per share if redeemed on or before March 31, 1978, $106.00 per share if redeemed thereafter and on or before March 31, 1981, $103.00 per share if redeemed thereafter and on or before March 31, 1986, and $101.00 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption; provided, however, that Series E Stock is not redeemable prior to April 1, 1978, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness or the issuance of preferred stock ranking prior to or being on a parity with Series E Stock as to dividends or on any liquidation or dissolution or winding up of the Company, if the interest on such indebtedness or the dividends on such preferred stock result in an effective yield, based on the initial offering price thereof, of less than 7.70% per annum.
(4)    In the event of any voluntary liquidation, dissolution or winding up of the Company, Series E Stock shall be entitled to an amount equal to the redemption price then in effect as set forth in subparagraph (3) hereof, plus an amount equal to all accrued dividends.
XVII.    Of the authorized shares of the Preferred Stock ($100 Par Value), 250,000 shares are designated as a series called “Preferred Stock, 7.375% series F, Cumulative” (hereinafter called Series F Stock). The shares of Series F Stock shall have the express terms and provisions of the Preferred Stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (4) of this CLAUSE XVII:
(1)    The annual dividend rate of the Series F Stock shall be 7.375% of the par value thereof.
(2)    Dividends on Series F Stock shall be cumulative from May 17, 1973.
(3)    The redemption prices of Series F Stock shall be $107.50 per share if redeemed on or before June 1, 1978, $105.00 per share if redeemed thereafter and on or before June 1, 1983, $102.50 per share if redeemed thereafter and on or before June 1, 1988, and $101.00 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption; provided, however, that Series F Stock is not redeemable prior to June 1, 1978, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness or the issuance of preferred stock ranking prior to or being on a parity with Series F Stock as to dividends or on any liquidation or dissolution or winding up of the Company, if the interest on such indebtedness or the dividends on such preferred stock result in an effective yield, based on the initial offering price thereof, of less than 7.375% per annum.
(4)    In the event of any voluntary liquidation, dissolution or winding up of the Company, Series F Stock shall be entitled to an amount equal to the redemption price then in effect as set forth in subparagraph (3) hereof, plus an amount equal to all accrued dividends.
XVIII. Of the authorized shares of the Preferred Stock ($100 Par Value), 250,000 shares are designated as a series called “Preferred Stock, 12.50% Series G, Cumulative” (hereinafter called Series G Stock). The shares of Series G Stock shall have the express terms and provisions of the Preferred Stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (7) of this CLAUSE XVIII:
(1)    The annual dividend rate of the Series G Stock shall be 12.50% of the par value thereof.
(2)    Dividends on Series G Stock shall be cumulative (i) from the original issue date in the case of shares issued on the date of initial issuance of shares of Series G Stock and (ii) from March 1, 1975, in the case of shares subsequently issued.
(3)    Except as otherwise provided in subparagraphs (4) and (5) hereof, the redemption price of Series G Stock shall be $112.00 per share if redeemed on or before October 31, 1984, $106.00 per share if redeemed thereafter and on or before October 31, 1987, $103.00 per share if redeemed thereafter and on or before October 31, 1990, and $101.00 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption; provided, however, that Series G Stock is not redeemable prior to November 1, 1984, directly or indirectly, as a part of, or in anticipation of any refunding operation involving the incurring of indebtedness or the issuance of preferred stock ranking prior to or being on a parity with Series G Stock as to dividends on or any liquidation or dissolution or winding up of the Company, if the interest on such indebtedness or the dividends on such preferred stock result in an effective yield, based on the initial offering price thereof, of less than 12.50% per annum.
(4) on November 1, 1979, and on each November 1 thereafter (each such date being hereinafter in this CLAUSE XVIII called a Sinking Fund Redemption Date) so long as any shares of Series G Stock shall be outstanding, the Company will redeem as and for a mandatory Sinking Fund for the Series G Stock, at $100 per share plus an amount equal to all accrued dividends to the applicable Sinking Fund Redemption Date (such price being hereinafter in this CLAUSE XVIII called the Sinking Fund Redemption Price), 12,500 shares of Series G Stock, all in accordance with the provisions of this subparagraph (4) and subparagraph (6); provided, however, that the obligation of the Company to redeem shares for the mandatory Sinking Fund as hereinabove provided shall, at the election of the Company, be reduced and satisfied in whole or in part by the number of shares of Series G Stock theretofore purchased, redeemed or otherwise acquired (otherwise than through the operation of the mandatory Sinking Fund provided for in this subparagraph (4)) and not theretofore made the basis for the reduction of a mandatory Sinking Fund obligation.
(5)    On each Sinking Fund Redemption Date commencing November 1, 1984, the Company may at its election redeem, at the Sinking Fund Redemption Price, a number of additional shares of Series G Stock not exceeding 12,500, all in accordance with the provisions of this subparagraph (5) and subparagraph (6) hereof. Shares redeemed pursuant to this subparagraph (5) shall be deemed, for purposes of the proviso in the first sentence of subparagraph (4) hereof, not to have been redeemed or otherwise acquired through the operation of the mandatory Sinking Fund. The right to redeem additional shares pursuant to this subparagraph (5) shall not cumulate if not elected in any year.
(6)    At least 60 days prior to each Sinking Fund Redemption Date, the Company shall determine the amount of the payment to be made in cash on such Sinking Fund Redemption Date in respect of shares of Series G Stock then to be redeemed under subparagraphs (4) and (5) hereof and shall thereupon take action to select the shares of Series G Stock to be redeemed on the Sinking Fund Redemption Date. The shares of Series G Stock to be redeemed under subparagraphs (4) and (5) hereof shall be determined by lot or pro rata, as the Company shall elect. Not less than 30 or more than 60 days prior notice shall be given by mail to record holders of the shares of Series G Stock to be redeemed under subparagraphs (4) and (5) hereof at their respective addresses as they appear on the books of the Company and by publication in a newspaper of general circulation in the City of Dayton, Ohio, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York. If the Company shall determine to redeem by lot, the selection by lot of the shares of Series G Stock to be redeemed shall be conducted by an independent bank or trust company. From and after the Sinking Fund Redemption Date, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the Sinking Fund Redemption Price pursuant to such notice, or, if the Company shall so elect, from and after a date, which shall be prior to the Sinking Fund Redemption Date, on which the Company shall provide moneys for the payment of the Sinking Fund Redemption Price by depositing the amount thereof in trust for the account of the holders of the Series G Stock called for redemption pursuant to subparagraphs (4) and (5) hereof with a bank or trust company doing business in the Borough of Manhattan, in the City and State of New York, or in the City of Dayton, Ohio, and having capital and surplus of at least $5,000,000, pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the shares of Series G Stock called for redemption pursuant to subparagraphs (4) and (5) hereof shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the Sinking Fund Redemption Price upon presentation and surrender of the respective certificates for the shares of Series G Stock called for redemption pursuant to subparagraphs (4) and (5) hereof, shall cease and determine.
(7)    In the event of any voluntary liquidation, dissolution or winding up of the Company, Series G Stock shall be entitled to an amount equal to the redemption price then in effect as set forth in subparagraph (3) hereof, plus an amount equal to all accrued dividends.
XIX.    Of the authorized shares of the Preferred Stock ($100 Par Value), 400,000 shares are designated as a series called “Preferred Stock, 8 5/8% Series H, Cumulative” (hereinafter called Series H Stock). The shares of Series H Stock shall have the express terms and provisions of the Preferred Stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (7) of this CLAUSE XIX:
(1)    The annual dividend rate of the Series H Stock shall be 8 5/8% of the par value thereof.
(2)    Dividends on Series H Stock shall be cumulative (i) from the original issue date in the case of shares issued on the date of initial issuance of shares of Series H Stock and (ii) from June 1, 1978, in the case of shares subsequently issued.
(3) Except as otherwise provided in subparagraphs (4) and (5) hereof, the redemption price of Series H Stock shall be $110.00 per share if redeemed on or before March 31, 1983, $107.00 per share if redeemed thereafter and on or before March 31, 1988, $104.00 per share if redeemed thereafter and on or before March 31, 1993, and $101.00 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption; provided, however, that Series H Stock is not redeemable prior to April 1, 1988, directly or indirectly, as a part of, or in anticipation of any refunding operation involving (i) the incurring of indebtedness or the issuance of preferred stock ranking prior to or being on a parity with Series H Stock as to dividends or on any liquidation or dissolution or winding up of the Company, if the interest on such indebtedness or the dividends on such preferred stock result in an effective yield, based on the initial offering price thereof, of less than 8 5/8% per annum or (ii) the issuance of any shares of stock ranking as to dividends junior to the Series H Stock.
(4)    on April 1, 1983, and on each April 1 thereafter (each such date being hereinafter in this CLAUSE XIX called a Sinking Fund Redemption Date) so long as any shares of Series H Stock shall be outstanding, the Company will redeem as and for a mandatory Sinking Fund for the Series H Stock, at $100 per share plus an amount equal to all accrued dividends to the applicable Sinking Fund Redemption Date (such price being hereinafter in this CLAUSE XIX called the Sinking Fund Redemption Price), 20,000 shares of Series H Stock, all in accordance with the provisions of this subparagraph (4) and subparagraph (6). The obligation of the Company to redeem shares for the mandatory Sinking Fund as hereinabove provided shall not be reduced or satisfied in whole or in part by any shares of Series H Stock theretofore purchased, redeemed or otherwise acquired (otherwise than through the operation of the mandatory Sinking Fund provided for in this subparagraph (4).
(5)    On each Sinking Fund Redemption Date commencing April 1, 1983, the Company may at its election redeem, at the Sinking Fund Redemption Price, a number of additional shares of Series H Stock not exceeding 20,000, all in accordance with the provisions of this subparagraph (5) and subparagraph (6) hereof. Shares redeemed pursuant to this subparagraph (5) shall be deemed, for purposes of the last sentence of subparagraph (4) hereof, not to have been redeemed or otherwise acquired through the operation of the mandatory Sinking Fund. The right to redeem additional shares pursuant to this subparagraph (5) shall not cumulate if not elected in any year, and the aggregate number of shares of the Series H Stock which may be redeemed in all redemptions pursuant to this subparagraph (5) shall not exceed 135,000 shares.
(6)    At least 60 days prior to each Sinking Fund Redemption Date, the Company shall determine the amount of the payment to be made in cash on such Sinking Fund Redemption Date in respect of shares of Series H Stock then to be redeemed under subparagraphs (4) and (5) hereof and shall thereupon take action to select the shares of Series H Stock to be redeemed on the Sinking Fund Redemption Date.
The shares of Series H Stock to be redeemed under subparagraphs (4) and (5) hereof shall be determined and apportioned pro rata (to the nearest whole share) among the registered holders of such shares to the extent practicable, and with respect to all holders of shares in respect of which individual pro rata apportionment shall not be practicable determination of the shares held by such holders so to be redeemed may be by lot. Not less than 30 or more than 60 days prior notice shall be given by mail to record holders of the shares of Series H Stock to be redeemed under subparagraphs (4) and (5) hereof at their respective addresses as they appear on the books of the Company and by publication in a newspaper of general circulation in the City of Dayton, Ohio, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York.    If the Company shall redeem by lot as hereinabove provided, the selection by lot of the shares of Series H Stock to be redeemed shall be conducted by an independent bank or trust company. From and after the Sinking Fund Redemption Date, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the Sinking Fund Redemption Price pursuant to such notice, or, if the Company shall so elect, from and after a date, which shall be prior to the Sinking Fund Redemption Date, on which the Company shall provide moneys for the payment of the Sinking Fund Redemption Price by depositing the amount thereof in trust for the account of the holders of the Series H Stock called for redemption pursuant to subparagraphs (4) and (5) hereof with a bank or trust company doing business in the Borough of Manhattan, in the City and State of New York, or in the City of Dayton, Ohio, and having capital and surplus of at least $5,000,000, pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the shares of Series H Stock called for redemption pursuant to subparagraphs (4) and (5) hereof shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the Sinking Fund Redemption Price upon presentation and surrender of the respective certificates for the shares of Series H Stock called for redemption pursuant to subparagraphs (4) and (5) hereof, shall cease and determine.
(7) In the event of any voluntary liquidation, dissolution or winding up of the Company, Series H Stock shall be entitled to an amount equal to $100.00 per share, plus an amount equal to all accrued dividends.
XX.    Of the authorized shares of the Preferred Stock ($100 Par Value), 450,000 shares are designated as a series called “Preferred Stock, 9 3/8% Series I, Cumulative” (hereinafter called Series I Stock). The shares of Series I Stock shall have the express terms and provisions of the Preferred Stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (7) of this CLAUSE XX:
(1)    The annual dividend rate of the Series I Stock shall be 9 3/8% of the par value thereof.
(2)    Dividends on Series I Stock shall be cumulative (i) from the original issue date in the case of shares issued on the date of initial issuance of shares of Series I Stock and (ii) from the date of issuance in the case of shares originally issued thereafter.
(3) Except as otherwise provided in subparagraphs (4) and (5) hereof, the redemption price of Series I Stock shall be $110.00 per share if redeemed on or before April 30, 1984, $107.00 per share if redeemed thereafter and on or before April 30, 1989, $104.00 per share if redeemed thereafter and on or before April 30, 1994, and $101.00 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption; provided, however, that Series I Stock is not redeemable prior to May 1, 1989 directly or indirectly, as a part of, or in anticipation of any refunding operation involving (i) the incurring of indebtedness or the issuance of preferred stock ranking prior to or being on a parity with Series I Stock as to dividends or on any liquidation or dissolution or winding up of the Company, if the interest on such indebtedness or the dividends on such preferred stock result in an effective yield, based on the initial offering price thereof, of less than 9 3/8% per annum or (ii) the issuance of any shares of stock ranking as to dividends junior to the Series I Stock. The shares of Series I Stock to be redeemed under this subparagraph shall be determined and apportioned pro rata (to the nearest whole share) among the registered holders of such shares to the extent practicable, and with respect to all holders of shares in respect of which individual pro rata apportionment shall not be practicable determination of the shares held by such holders so to be redeemed may be by lot. Notice of any redemption provided for in this subparagraph shall be given by mail to record holders of the shares of Series I Stock to be redeemed at their respective addresses as they appear on the books of the Company and by publication in a newspaper of general circulation in the City of Dayton, Ohio, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, such notice to be given not less than 30 or more than 60 days prior to the date fixed as the date of redemption. If the Company shall redeem by lot as hereinabove provided, the selection by lot of the shares of Series I Stock to be redeemed shall be conducted by an independent bank or trust company. From and after the date of redemption, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the redemption price pursuant to such notice, or, if the Company shall so elect, from and after a date, which shall be prior to the date of redemption, on which the Company shall provide moneys for the payment of the redemption price by depositing the amount thereof in trust for the account of the holders of the Series I Stock called for redemption pursuant to this subparagraph with a bank or trust company doing business in the Borough of Manhattan, in the City and State of New York, or in the City of Dayton, Ohio, and having capital and surplus of at least $5,000,000, pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the shares of Series I Stock called for redemption pursuant to this subparagraph shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the redemption price upon presentation and surrender of the respective certificates for the shares of Series I Stock called for redemption pursuant to this subparagraph, shall cease and determine.
(4)    On May 1, 1985, and on each May 1 thereafter (each such date being hereinafter in this CLAUSE XX called a Sinking Fund Redemption Date) so long as any shares of Series I Stock shall be outstanding, the Company will redeem as and for a mandatory Sinking Fund for the Series I Stock, at $100 per share plus an amount equal to all accrued dividends to the applicable Sinking Fund Redemption Date (such price being hereinafter in this CLAUSE XX called the Sinking Fund Redemption Price), 22,500 shares of Series I Stock, all in accordance with the provisions of this subparagraph (4) and subparagraph (6). The obligation of the Company to redeem shares for the mandatory Sinking Fund as hereinabove provided shall not be reduced or satisfied in whole or in part by any shares of Series I Stock theretofore purchased, redeemed or otherwise acquired (otherwise than through the operation of the mandatory Sinking Fund provided for in this subparagraph (4)).
(5)    On each Sinking Fund Redemption Date commencing May 1, 1985, the Company may at its election redeem, at the Sinking Fund Redemption Price, a number of additional shares of Series I Stock not exceeding 22,500 all in accordance with the provisions of this subparagraph (5) and subparagraph (6) hereof. Shares redeemed pursuant to this subparagraph (5) shall be deemed, for purposes of the last sentence of subparagraph (4) hereof, not to have been redeemed or otherwise acquired through the operation of the mandatory Sinking Fund. The right to redeem additional shares pursuant to this subparagraph (5) shall not cumulate if not elected in any year, and the aggregate number of shares of the Series I Stock which may be redeemed in all redemptions pursuant to this subparagraph (5) shall not exceed 150,000 shares.
(6)    At least 60 days prior to each Sinking Fund Redemption Date, the Company shall determine the amount of the payment to be made in cash on such Sinking Fund Redemption Date in respect of shares of Series I Stock then to be redeemed under subparagraphs (4) and (5) hereof and shall thereupon take action to select the shares of Series I Stock to be redeemed on the Sinking Fund Redemption Date. The shares of Series I Stock to be redeemed under subparagraphs (4) and (5) hereof shall be determined and apportioned pro rata (to the nearest whole share) among the registered holders of such shares to the extent practicable, and with respect to all holders of shares in respect of which individual pro rata apportionment shall not be practicable determination of the shares held by such holders so to be redeemed may be by lot. Not less than 30 or more than 60 days prior notice shall be given by mail to record holders of the shares of Series I Stock to be redeemed under subparagraphs (4) and (5) hereof at their respective addresses as they appear on the books of the Company and by publication in a newspaper of general circulation in the City of Dayton, Ohio, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York.    If the Company shall redeem by lot as hereinabove provided, the selection by lot of the shares of Series I Stock to be redeemed shall be conducted by an independent bank or trust company. From and after the Sinking Fund Redemption Date, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the Sinking Fund Redemption Price pursuant to such notice, or, if the Company shall so elect, from and after a date, which shall be prior to the Sinking Fund Redemption Date, on which the Company shall provide moneys for the payment of the Sinking Fund Redemption Price by depositing the amount thereof in trust for the account of the holders of the Series I Stock called for redemption pursuant to subparagraphs (4) and (5) hereof with a bank or trust company doing business in the Borough of Manhattan, in the City and State of New York, or in the City of Dayton, Ohio, and having capital and surplus of at least $5,000,000, pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the shares of Series I Stock called for redemption pursuant to subparagraphs (4) and (5) hereof shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the Sinking Fund Redemption Price upon presentation and surrender of the respective certificates for the shares of Series I Stock called for redemption pursuant to subparagraphs (4) and (5) hereof, shall cease and determine.
(7)    In the event of any voluntary liquidation, dissolution or winding up of the Company, Series I Stock shall be entitled to an amount equal to $100.00 per share, plus an amount equal to all accrued dividends.
XXI.    Of the authorized shares of the Preferred Stock ($100 Par Value), 300,000 shares are designated as a series called "Preferred Stock, 11.60% Series J, Cumulative" (hereinafter called Series J Stock). The shares of Series J Stock shall have the express terms and provisions of the Preferred Stock ($100 Par Value) as a class hereinabove stated and as hereinafter provided in subparagraphs (1) to (7) of this CLAUSE XXI:
(1)    The annual dividend rate of the Series J Stock shall be 11.60% of the par value thereof.
(2)    Dividends on Series J Stock shall be cumulative from the date of initial issuance of shares of Series J Stock.
(3)    Except as otherwise provided in subparagraphs (4) and (5) hereof, the redemption price of Series J Stock shall be $111.60 per share if redeemed on or before June 30, 1985, $108.10 per share if redeemed thereafter and on or before June 30, 1990, $104.55 per share if redeemed thereafter and on or before June 30, 1995, and $101.00 per share if redeemed thereafter, plus in each case an amount equal to all accrued dividends to the date of redemption; provided, however, that Series J Stock is not redeemable prior to July 1, 1985 directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness or the issuance of preferred stock ranking prior to or being on a parity with Series J Stock as to dividends or on any liquidation or dissolution or winding up of the Company, if the interest on such indebtedness or the dividends on such preferred stock result in an effective yield, based on the initial offering price thereof, of less than 11.60% per annum.
(4)    On July 1, 1986, and on each July 1 thereafter (each such date being hereinafter in this CLAUSE XXI called a Sinking Fund Redemption Date) so long as any shares of Series J Stock shall be outstanding, the Company will redeem as and for a mandatory Sinking Fund for the Series J Stock, at $100 per share plus an amount equal to all accrued dividends to the applicable Sinking Fund Redemption Date (such price being hereinafter in this CLAUSE XXI called the Sinking Fund Redemption Price), 9,000 shares of Series J Stock, all in accordance with the provisions of this subparagraph (4) and subparagraph (6); provided, however, that the obligation of the Company to redeem shares for the mandatory Sinking Fund as hereinabove provided shall, at the election of the Company, be reduced and satisfied in whole or in part by the number of shares of Series J Stock theretofore purchased, redeemed or otherwise acquired (otherwise than through the operation of the mandatory Sinking Fund provided for in this subparagraph (4)) and not theretofore made the basis for the reduction of a mandatory Sinking Fund obligation.
(5)    On each Sinking Fund Redemption Date commencing July 1, 1986, the Company may at its election redeem, at the Sinking Fund Redemption Price, a number of additional shares of Series J Stock not exceeding 9,000, all in accordance with the provisions of this subparagraph (5) and subparagraph (6) hereof. Shares redeemed pursuant to this subparagraph (5) shall be deemed, for purposes of the proviso in subparagraph (4) hereof, not to have been redeemed or otherwise acquired through the operation of the mandatory Sinking Fund. The right to redeem additional shares pursuant to this subparagraph (5) shall not cumulate if not elected in any year.
(6)    At least 60 days prior to each Sinking Fund Redemption Date, the Company shall determine the amount of the payment to be made in cash on such Sinking Fund Redemption Date in respect of shares of Series J Stock then to be redeemed under subparagraphs (4) and (5) hereof and shall thereupon take action to select the shares of Series J Stock to be redeemed on the Sinking Fund Redemption Date. The shares of Series J Stock to be redeemed under subparagraphs (4) and (5) hereof shall be determined and apportioned by lot or pro rata, as the Company shall elect. Not less than 30 or more than 60 days prior notice shall be given by mail to record holders of the shares of Series J Stock to be redeemed under subparagraphs (4) and (5) hereof at their respective addresses as they appear on the books of the Company and by publication in a newspaper of general circulation in the City of Dayton, Ohio, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York. If the Company shall redeem by lot, the selection by lot of the shares of Series J Stock to be redeemed shall be conducted by an independent bank or trust company. From and after the Sinking Fund Redemption Date, unless default shall be made by the Company in providing moneys at the time and place specified for the payment of the Sinking Fund Redemption Price pursuant to such notice, or, if the Company shall so elect, from and after a date, which shall be prior to the Sinking Fund Redemption Date, on which the Company shall provide moneys for the payment of the Sinking Fund Redemption Price by depositing the amount thereof in trust for the account of the holders of the Series J stock called for redemption pursuant to subparagraphs (4) and (5) hereof with a bank or trust company doing business in the Borough of Manhattan, in the City and State of New York, or in the City of Dayton, Ohio, and having capital and surplus of at least $5,000,000 pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the shares of Series J Stock called for redemption pursuant to subparagraphs (4) and (5) hereof shall cease to accrue and all rights of the holders thereof as shareholders of the Company, except the right to receive the Sinking Fund Redemption Price upon presentation and surrender of the respective certificates for the shares of Series J Stock called for redemption pursuant to subparagraphs (4) and (5) hereof, shall cease and determine.
(7)    In the event of any voluntary liquidation, dissolution or winding up of the Company, Series J Stock shall be entitled to an amount equal to the redemption price then in effect as set forth in subparagraph (3) hereof, plus an amount equal to all accrued dividends.
FIFTH:    At the time of filing these Amended Articles of Incorporation, the stated capital of the Company is Four Hundred-Twelve Thousand Dollars ($412,000).
SIXTH:    These Amended Articles of Incorporation supersede and take the place of the existing amended Articles of Incorporation, as heretofore amended, of the Company.

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